UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2021

DEEP LAKE CAPITAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39879	85-3928298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

930 Tahoe Blvd Suite 802, PMB 381 Incline Village, NV	89451
(Address of principal executive offices)	(Zip Code)

(415) 307-2340
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Units, each consisting of one share of Class A ordinary share and one-half of one redeemable warrant	DLCAU	Nasdaq Capital Market

Class A ordinary share, par value $0.0001 per share	DLCA	Nasdaq Capital Market

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	DLCAW	Nasdaq Capital Market

☒
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2021, the holders of Deep Lake Capital Acquisition Corp.’s (the “Company”) Class B ordinary shares, par value $0.0001 (“Founder Shares”) elected Jeremy Jonker to serve as a director of the Company. Mr. Jonker will also serve as a member of the Audit Committee, Compensation Committee and Nominating Committee, with the Company’s Board of Directors having determined that Mr. Jonker satisfied all applicable requirements to serve on such committees, including without limitation the applicable independence requirements of the Nasdaq Capital Market and the Securities Exchange Act of 1934, as amended. Following the appointment of Mr. Jonker, the Company’s Audit Committee, Compensation Committee and Nominating Committee each consists of Pamela Attinger, Mark Lenhard, David Motley and Mr. Jonker. Mr. Jonker will serve until the second Annual Meeting of Stockholders or until his successor shall be elected and duly qualified.

Mr. Jonker has more than 20 years of experience in advising and executing growth strategies for companies, such as acquisitions, joint ventures, partnerships and minority investments. Most recently, Mr. Jonker served as the Senior Vice President of Consumer In-Store and Digital Commerce at PayPal, where he spearheaded PayPal and Venmo’s in-store payments initiatives and led the teams responsible for creating a seamless shopping, cash-back and rewards experience for millions of customers around the globe. Mr. Jonker joined PayPal in May of 2012 to lead Corporate Development (M&A) and PayPal Ventures. Under his leadership, PayPal made a number of significant acquisitions, including Braintree, Venmo, Xoom and Honey, and investments backing some of the world’s most innovative start-ups, including Uber, Acorns, Divvy and Plaid. Prior to working at PayPal, Mr. Jonker was the Vice President and Head of Corporate Development of Sabre Holdings, where he was responsible for executing the global M&A initiatives. Prior to Sabre Holdings, Mr. Jonker was an investment banker in New York with J.P. Morgan. Mr. Jonker holds a Bachelor of Science in Finance from Indiana University Bloomington – Kelley School of Business, and an MBA with Distinction from Georgetown University – The McDonough School of Business. The Company believes Mr. Jonker’s extensive ecommerce experience and his experience in corporate strategy, mergers and acquisitions and other corporate growth initiatives, make him well qualified to serve as a member of our board of directors.

There are no arrangements or understandings between Mr. Jonker and any other person pursuant to which he was elected as a director of the Company, and there are no family relationships between Mr. Jonker and any of the Company’s other directors or executive officers.

In connection with Mr. Jonker’s appointment, he and the Company entered into an indemnification agreement, a letter agreement and a joinder to the registration and shareholder rights agreement, each dated as of March 30, 2021, entered into by the Company with its directors and officers in connection with the Company’s initial public offering. Each of the director indemnification agreement, the letter agreement and the registration and shareholder rights agreement was described in, and the forms of which were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333-251649).

In connection with his appointment as a director of the Company, Mr. Jonker will receive 30,000 Founder Shares from the Company’s sponsor, Deep Lake Capital Sponsor LP.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP LAKE CAPITAL ACQUISITION CORP.

Date: March 30, 2021	By:	/s/ Michael J. Cyrus
	Name:	Michael J. Cyrus
	Title:	Chief Financial Officer